Exhibit 99.2

FOR IMMEDIATE RELEASE

A. SCHULMAN UPDATES NET INCOME GUIDANCE FOR FISCAL 2011

•	Lowers guidance due to special charges

•	Now expects adjusted net income to be in range of $50 million to $52 million

AKRON, Ohio – August 25, 2011 – A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today that it is updating its adjusted net income guidance to between $50 million and $52 million for its fiscal year ending August 31, 2011. The Company had previously guided to the lower end of its prior range of between $57 million and $62 million.

The change in guidance was driven primarily by two special charges that will negatively impact fiscal 2011 fourth-quarter and full-year results:

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In the fourth quarter, the Company expects to take a pre-tax charge of approximately $3 million related to a settlement involving a business relationship. This settlement satisfies all outstanding claims.

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The Company will also take a non-cash charge of approximately $2 million, pre-tax, as a result of management’s decision to harmonize its global excess and obsolete inventory reserve methodology to eliminate differences between business units. Although discretionary, the Company chose to take the action in the fourth quarter as it finalized its development of a consistent methodology during the quarter.

Joseph M. Gingo, Chairman, President and Chief Executive Officer, said, “Operationally, we are delivering on our commitment expressed in the prior guidance we provided in early July; however, the special charges will impact our results. Despite the weakening global environment, particularly in Europe, our balance sheet is strong and we will continue to execute on our strategy and take ongoing proactive steps, such as the recently announced realignment of our North American Engineered Plastics business, to prudently manage our business during this period of volatility.”

The revised guidance range does not include any impact from the Company’s plans to realign its North American Engineered Plastics business. Those actions were announced today in a separate release.

The Company expects to announce its 2011 fourth-quarter results on Wednesday, October 26, 2011, after the market closes, and will hold its fiscal 2011 fourth-quarter earnings conference call on Thursday, October 27, at 10 a.m. Eastern time.

About A. Schulman, Inc.

Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 3,000 people and has 33 manufacturing facilities in North America, South America, Europe and Asia. A. Schulman reported net sales of $1.6 billion for the fiscal year ended August 31, 2010. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures

This release included certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include net income excluding certain items. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAPP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact methods of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Cautionary Note on Forward-Looking Statements

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

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•	worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in major areas where the Company operates;

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volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from restructuring initiatives or acquisitions;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the North American auto market; and

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. This document contains time-sensitive information that reflects management’s best analysis only as of the date of this document. The Company does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission.

SHLM_ALL

Contact information:

Jennifer K. Beeman

Director of Corporate Communications & Investor Relations

A. Schulman, Inc.

3550 W. Market St.

Akron, Ohio 44333

Tel: 330-668-7346

email: Jennifer_Beeman@us.aschulman.com

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